UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

File by the Registrant  [x]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
     [ ]Preliminary Proxy Statement
     [ ]Confidential, for use of the Commission Only
        (as permitted by Rule 14-a-6(e)(2))
     [x]Definitive Proxy Statement
     [ ]Definitive Additional Materials
     [ ]Soliciting Material Pursuant to Rule 14a-12

                          SkyTerra Communications, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11. (1)

(1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

    ----------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------

(3) Filing Party:

    ----------------------------------------------------------------------------
(4) Date Filed:

    ----------------------------------------------------------------------------

                          SKYTERRA COMMUNICATIONS, INC.
                          F/K/A RARE MEDIUM GROUP, INC.
                         19 WEST 44TH STREET, SUITE 507
                            NEW YORK, NEW YORK 10036


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held December 4, 2003



    To the holders of common stock and convertible preferred stock of SkyTerra Communications, Inc., a Delaware corporation:

    Please take notice that our annual meeting of stockholders for the year ended December 31, 2002 will be held in the Concorde Room, 3rd floor, at the Dylan Hotel, 52 East 41st Street, New York, New York 10017 on December 4, 2003, at 10:00 a.m., local time, for the following purposes, all as more fully described in the attached Proxy Statement:

     1.   To elect two (2) Class 1 Directors;

     2. To amend the Certificate of Incorporation of the Company to eliminate the classified board structure;

     3. To amend the Certificate of Incorporation of the Company to reduce the number of authorized shares of voting common stock, non-voting common stock and preferred stock;

     4. To ratify the appointment of KPMG LLP as the independent auditors of the Company for the year ending December 31, 2003; and

     5. To transact such other business as may come before the annual meeting or any adjournment or postponement thereof.

    Stockholders are urged to read carefully the attached proxy statement for additional information concerning the matters to be considered at our annual meeting. The board of directors has fixed the close of business on October 31, 2003 as the record date for the determination of stockholders entitled to vote at the annual meeting. Only stockholders of record at the close of business on October 31, 2003 will be entitled to notice of, and to vote at, the meeting or any postponement or adjournment thereof. The proxy statement is being mailed to these stockholders on or about November 11, 2003.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE RESPECTFULLY URGE YOU TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                        By Order of the Board of Directors,

                                        /s/ Robert C. Lewis
                                        ---------------------------------------
                                        Robert C. Lewis
                                        Senior Vice President, General Counsel
                                          and Secretary

New York, New York
November 4, 2003

                                    IMPORTANT

Please complete, sign, date and promptly mail your proxy card or voting instruction card.

                                TABLE OF CONTENTS

                                                                                                 PAGE
                                                                                                 ----

  Questions and Answers about the Annual Meeting                                                   2
  Proposal 1  Election of Directors                                                                6
  Proposal 2  Elimination of Classified Board Structure                                           11
  Proposal 3  Reduction in Number of Authorized Shares                                            12
  Proposal 4  Ratify the Appointment of KPMG LLP as the Independent Auditors
     of the Company for the Year Ended December 31, 2003                                          13
  Security Ownership of Certain Beneficial Owners and Management                                  14
  Executive Compensation                                                                          16
  Board Audit Committee Report                                                                    19
  Board Compensation Committee Report on Executive Compensation                                   19
  Performance Graph                                                                               22
  Forward Looking Statements                                                                      23
  Other Business                                                                                  23
  Stockholder Proposals                                                                           23
  Additional Information                                                                          23
  Annual Report on Form 10-K                                                                      23

                 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

When And Where Is The Annual Meeting?

     The annual meeting will be held on December 4, 2003, beginning at 10:00 a.m., local time, in the Concorde Room, 3rd floor, at the Dylan Hotel, 52 East 41st Street, New York, New York 10017.

What Is The Purpose Of The Annual Meeting?

     At the annual meeting, we will ask you to consider and approve the matters set forth in the accompanying notice of meeting and described in this proxy statement, including the election of directors, elimination of a classified board structure, reduction in the number of authorized shares and ratification of our independent public accountants.

Why Did I Receive This Proxy Statement?

     We sent you this proxy statement and the enclosed proxy card or voting instruction card because our board of directors is soliciting your proxy to vote at the annual meeting of stockholders.

     This proxy statement summarizes the information you need to know to vote on an informed basis at the annual meeting; however, you do not need to attend the annual meeting to vote your shares (see "How Do I Vote?"). We began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card on or about November 11, to all stockholders entitled to vote.

How Many Shares Of Voting Stock Are Outstanding?

     On October 31, 2003, the record date, there were 6,075,727 shares of our voting common stock outstanding. In addition to this voting common stock, there were 8,990,212 shares of our non-voting common stock and 1,158,150 shares of preferred stock outstanding, all of which are owned by Apollo Investment Fund IV, L.P.; Apollo Overseas Partners IV, L.P.; and AIF IV/RRR LLC (collectively, the "Apollo Stockholders").

Who Is Entitled To Vote?

     If our records show that you are a holder of our common stock or our preferred stock as of the close of business on October 31, 2003, you are entitled to receive notice of the annual meeting and to vote such shares of common stock or preferred stock that you held on the record date. The voting common stockholders and the preferred stockholders will vote together as a single class on the elimination of the classified board structure and the ratification of KPMG as our accountants for 2003 and the election of one of the directors. Only the preferred stockholders are entitled to vote on the election of the other director nominee. In addition in accordance with Delaware state law, each class of stock, including the non-voting common stock, will vote separately on the reduction in the number of authorized shares of stock. The holders of our non-voting common stock are not entitled to vote such shares on any other matters at the annual meeting.

How Many Votes Is The Common Stock Entitled To?

     Each share of outstanding voting common stock owned as of the record date entitles the holder to one vote for each matter to be voted upon. Accordingly, the holders of common stock are entitled to an aggregate of 6,075,727 votes. Each share of non-voting common stock is entitled to one vote in connection with the proposal to reduce the number of authorized shares of stock. The outstanding shares of non-voting common stock are entitled to vote only on the that proposal.

How Many Votes Is The Preferred Stock Entitled To?

     When voting with the holders of common stock, the holders of preferred stock are entitled to an aggregate of 975,000 votes, or 0.842 votes per share of preferred stock.

How Many Votes Are The Holders Of Preferred Stock Entitled To, Based On Their Aggregate Holdings?

     In addition to being entitled to 975,000 votes with respect to the preferred stock, the Apollo Stockholders and an affiliate of theirs that acquired shares of common stock of the company as a result of a tender offer in 2002, also own 1,745,375 shares of our voting common stock and 8,990,212 shares of our non-voting common stock. Although the Apollo Stockholders and the affiliate beneficially own 71.3% of our common stock and 38.6% of our outstanding voting power, they have agreed to cause their affiliate to vote 474,427 common shares pro-rata with all other votes cast by the holders of voting common stock.

Can I Attend The Annual Meeting?

     If you owned common stock or preferred stock on the record date, you can attend the annual meeting. You should be prepared to present photo identification for admittance. In addition, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on the record date.

What Is The Difference Between Holding Shares As A Stockholder Of Record And Holding Shares As A Beneficial Owner?

     Most of our stockholders hold their shares through a broker or other nominee, rather than directly in their own name. The following are some distinctions between shares held of record and those owned beneficially.

     o Stockholder of Record: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Co., you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the transfer agent. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting. The transfer agent has enclosed or sent a proxy card for you to use.

     o Beneficial Owner: If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of the shares held in "street name," and these proxy materials are being forwarded to you by your broker or nominee, together with a voting instruction card. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares and are also invited to attend the annual meeting.

If I Plan To Attend The Annual Meeting, Should I Still Vote By Proxy?

     Whether you plan to attend the annual meeting or not, we urge you to vote by returning the enclosed proxy card or voting instruction card. Returning the proxy card or voting instruction card will not affect your right to attend the annual meeting and vote.

How Do I Vote?

     o If you are a stockholder of record, you may instruct the proxy holders named in the enclosed proxy card how to vote your shares of common stock or shares of preferred stock by signing, dating and mailing the proxy card in the postage-paid envelope that has been provided to you. If you are a stockholder of record and attend the annual meeting, you may deliver your completed proxy card in person.

     o If you are a beneficial owner, you will receive a voting instruction card from your nominee which you must properly execute in order to have your shares voted by proxy by the nominee. Beneficial owner stockholders who wish to vote at the meeting will need to obtain a proxy form from the broker, bank or other nominee that holds their shares of record.

Can I Change My Vote Or Revoke My Proxy?

     Any stockholder who executes and returns a proxy may revoke such proxy or change his or her vote at any time before it is voted at the annual meeting by:

     (1) filing with the Secretary of the Company, at 19 West 44th Street, Suite 507, New York, New York 10036, written notice of revocation bearing a later date than the proxy; or
     (2)  filing a duly executed proxy bearing a later date; or
     (3)  appearing in person and voting by ballot at the annual meeting.

     Any stockholder of record as of the record date attending the annual meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the annual meeting will not constitute revocation of a previously given proxy. If you are a beneficial owner who has properly executed and returned a voting instruction card to your broker or nominee, you may change your vote by submitting new voting instructions to your broker or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

What Does It Mean If I Get More Than One Proxy Card?

     If your shares are registered differently and are in more than one account, you will receive more than one proxy card or voting instruction card, each of which will indicate the number of shares you are entitled to vote on that particular card. Sign and return all proxy cards or voting instruction cards to ensure that all your shares are voted.

How Does The Board Of Directors Recommend I Vote On The Proposals?

     The board of directors recommends that you vote in favor of the election of the director nominees, in favor of the amendment to our Amended and Restated Certificate of Incorporation, as further amended (the "Certificate of Incorporation") which eliminates the classified board structure, in favor of the amendment to the our Certificate of Incorporation which reduces the authorized number of shares of our voting common stock, non-voting common stock, and preferred stock, and in favor of the ratification of the appointment of the independent auditors.

What Constitutes A Quorum And Why Is It Necessary?

     In order to carry on the business of the annual meeting, we must have a quorum. The holders of a majority of the total number of votes of our capital stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes, if any, will count for quorum purposes. If you submit a properly executed proxy card or voting instruction card, even if you abstain from voting, you will be considered part of the quorum.

What Is A Broker Non-Vote?

     A broker non-vote occurs with respect to any proposal when a broker holds your shares in its name and is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given.

What Vote Is Required For Approval Of The Proposals?

     Our directors will be elected by a plurality of the votes cast at the annual meeting. In the election of directors, votes to withhold authority, abstentions from voting and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.

     The elimination of our classified board structure requires the affirmative vote of the holders of a majority of the total number of votes of our capital stock outstanding. The reduction in the number of authorized shares of our voting common stock, our non-voting common stock and our preferred stock requires the affirmative vote of the holders of a majority of the total number of votes of our capital stock, a majority of the votes of our preferred stock and a majority of the votes of our non-voting common stock.

     Ratification of the appointment of the independent auditors requires the affirmative vote of the holders of a majority of the total number of votes of our capital stock, present in person or represented by proxy. With respect to the ratification of the appointment of auditors, abstentions from voting will have the same effect as voting against such matter and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.

     As of October 31, 2003, our directors, executive officers and affiliates had the right to vote 1,749,875 shares of our common stock and all of the shares of our preferred stock (with 975,000 votes). The Apollo Stockholders have indicated that they will vote, or cause to be voted, 2,245,948 votes that they control, 31.9% of the votes entitled to be cast at the meeting, in favor of the election of the director nominees, in favor of the amendment to our Certificate of Incorporation which eliminates the classified board structure, in favor of the amendment to the our Certificate of Incorporation which reduces the authorized number of shares of our voting common stock, non-voting common stock, and preferred stock, and in favor of the ratification of the appointment of the independent auditors. As the Apollo Stockholders control over 29.9% of the vote at the annual meeting, in accordance with an investment agreement signed in April 2002, the Apollo Stockholders will cause an affiliate to vote 474,427 shares of common stock pro-rata with all other votes cast by holders of voting common stock. In addition, the Apollo Stockholders, who are the only holders of our preferred stock and our non-voting common stock, will vote all of those shares in favor of the amendment to our Certificate of Incorporation which reduces the number of shares of stock authorized for issuance.

Will Other Matters Be Voted On At The Annual Meeting?

     We are not aware of any other matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

What Are The Costs Of Soliciting These Proxies And Who Pays Them?

     All expenses of soliciting proxies, including clerical work, printing and postage, will be paid by us. Our directors, officers and other employees may solicit proxies in person, by mail, by telephone, by facsimile, through the Internet or by other means of communication, but such persons will not be specifically compensated for such services. We will reimburse American Stock Transfer & Trust Company for forwarding proxy materials to stockholders of record and serving as inspectors of election and will pay the expenses associated with forwarding proxy materials to beneficial owners by a third party agent and various banks and brokers.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

Information With Respect To Director Nominees

     Listed below are the nominees for class 1 directors, with information showing the principal occupation, business experience and current public directorships, if any, of each, the age of each as of the date of this proxy statement and the year each was first elected a director of the Company.

     Unless authority is withheld, proxies in the accompanying form will be voted in favor of electing the individuals identified in the table below as class 1 directors of the Company. If the proxy is executed in such a manner as to withhold authority to vote for one or more nominees for director, such instructions will be followed by the persons named as proxies.

     All nominees for director to be elected at the annual meeting are currently members of the board of directors. The Company has no reason to believe that any of the nominees will be unable to serve. In the event that any nominee should not be available, the persons named in the proxy will vote for the others and may vote for a substitute for such nominee.

     Our Certificate of Incorporation provides for a classified board of directors, divided into three classes having staggered terms of three years each. Currently, the board of directors has five members, consisting of two class 1 directors, two class 2 directors and one class 3 director. The term of the class 1 directors expires at this 2003 annual meeting and until their successors are duly elected and qualified. The class 2 and class 3 directors have terms expiring at the 2004 and 2005 annual meeting of stockholders, respectively, and until their successors are duly elected and qualified. In accordance with the Amended and Restated Securities Purchase Agreement, dated June 4, 1999, by and among the Company and Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P. and AIF IV/RRRR LLC (the "Securities Purchase Agreement"), our preferred stockholders are entitled to, elect two of our directors. Michael Gross, a class 1 director, and Andrew Africk, a class 2 director currently are elected by the preferred stockholders. Marc Rowan is a class 1 director who is affiliated with our preferred stockholders, but elected by the common stockholders, voting together with preferred stockholders on an as converted basis. Because the Company's common stock was delisted from the NASDAQ National Market in December 2002, an "Event of Non-Compliance," as defined in our Certificate of Incorporation, has occurred. Accordingly, the Company's preferred stockholders have the right to vote separately as a class to elect a majority of our directors. In light of the current composition of our Board, which includes a majority of directors affiliated with our preferred stockholders, the preferred stockholders have waived their right solely for the purposes of this meeting to vote separately as a class on Mr. Rowan's reelection to the Board.

Class 1 Nominee to be elected by Common Stockholders and Preferred Stockholders:

                                                                                    Director
Name                                  Age      Class            Position              Since
----                                  ---      -----            --------              -----
Marc J. Rowan                          41        1              Director              1999

Class 1 Nominee to be elected by Preferred Stockholders:


                                                                                    Director
Name                                  Age      Class            Position              Since
----                                  ---      -----            --------              -----
Michael S. Gross                       42        1              Director              1999

     Marc J. Rowan. Mr. Rowan, a class 1 director, has been a member of the Board of Directors since June 1999. Mr. Rowan is one of the founding principals of Apollo Advisors, L.P. (which, together with its affiliates, acts as the managing general partner of several private securities investment funds, including Apollo Investment Fund IV, L.P.). Mr. Rowan is also a director of Vail Resorts, Inc., Quality Distribution, Inc., National Financial Partners, Inc., Cannondale Bicycle Corp., Wyndham International and NRT Incorporated.

     Michael S. Gross. Mr. Gross, a class 1 director, has been a member of the Board of Directors since August 1999. Mr. Gross is one of the founding principals of Apollo Advisors, L.P. Mr. Gross is also a director of Allied Waste Industries, Inc., Breuners Home Furnishing, Inc., United Rentals, Inc. and Saks Incorporated.

Recommendation Of The Board Of Directors

     The board of directors has carefully considered the class 1 director nominees and believes that their election by the stockholders is in the best interests of SkyTerra Communications and its stockholders and, accordingly, unanimously recommends that stockholders vote for the class 1 director nominees. If the class 1 director nominees are reelected and proposal 2 is not approved by stockholders, then the class 1 director nominees will serve a three year term. If proposal 2 is approved by stockholders, then each of the class 1 directors will serve one year terms.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE CLASS 1 NOMINEES.

Information With Respect To Continuing Directors

     Listed below are the continuing directors, with information showing the principal occupation, business experience and current public directorships, if any, of each, the age of each and the year each was first elected a director of the Company.

                                                                                     Director
Name                             Age        Class    Position                         Since
----                             ---        -----    --------                         -----
Andrew D. Africk                  37          2      Director                          1999
Jeffrey M. Killeen                50          2      Director                          1998
William F. Stasior                62          3      Director                          2000


     Andrew D. Africk. Mr. Africk, a class 2 director, has been a member of the Board of Directors since June 1999. Mr. Africk is a partner of Apollo Advisors, L.P. Mr. Africk is also a director of several private venture companies.

     Jeffrey M. Killeen. Mr. Killeen, a class 2 director, has been a director of the Company since October 1998. Since January 1, 2002, Mr. Killeen has been Chairman and Chief Executive Officer of Globalspec, Inc., an information services company. Mr. Killeen was the Chief Executive Officer of Forbes.com from August 1999 to March 2001. Prior to that, from January 1998 to March 1999, Mr. Killeen was the Chief Operating Officer of barnesandnoble.com. Before joining barnesandnoble.com, Mr. Killeen served as President and Chief Executive Officer of Pacific Bell Interactive Media from August 1994 to January 1998.

     William F. Stasior. Mr. Stasior, a class 3 director, joined the Board of Directors in April 2000. Mr. Stasior was the Chairman and Chief Executive Officer of Booz Allen & Hamilton Inc., a management and technology consulting firm, from 1991 to 1999, and had served on the Board of Directors of Booz Allen since 1979. Since October 1999, Mr. Stasior has been the Senior Chairman of Booz Allen. Mr. Stasior also serves on the Board of Directors of OPNET, a software company that specializes in enhancing network performance for enterprises and service providers, and Vanu, Inc., a leading developer of software-defined radio technology.

Board Meetings And Committees

     The Board of Directors held four meetings during the year ended December 31, 2002. Messrs. Africk, Gross, Killeen, and Stasior attended all of the meetings of the Board of Directors and of the committees of the Board of Directors on which each serves. Mr. Rowan was unable to attend one of the meetings of the Board of Directors.

     The Board of Directors has an Audit Committee and a Compensation Committee which meet as the need arises. The Board of Directors does not have a nominating committee. The Audit Committee reviews and makes recommendations with respect to the Company's internal controls and financial reports and in connection with such reviews and recommendations, communicates with and receives information independently from appropriate Company personnel regarding the Company's financial condition. The Audit Committee also reviews the scope and results of the annual audit with the Company's auditors and other activities the auditors perform with the Company. The Audit Committee met five times during the year ended December 31, 2002. The Audit Committee met on February 26, 2003, with the Company's auditors to discuss the results of the 2002 audit. The Audit Committee is currently composed of two outside directors, Mr. Killeen and Mr. Stasior, both of whom are independent under Rule 4200(a)(14) of the National Association of Securities Dealers' ("NASD") listing standards, and Mr. Africk, who continues to serve on the Audit Committee as the Board of Directors determined that exceptional and limited circumstances exist pursuant to Rule 4350(d)(2)(B) of the NASD listing standards.

     The Compensation Committee members conferred periodically during the year ended December 31, 2002, though no formal meetings were held. All formal actions taken by the Compensation Committee during the year were taken by unanimous written consent. The Compensation Committee periodically reviews and evaluates the compensation of the Company's officers and administers grants of options from the Company's 1998 Long-Term Incentive Plan (the "1998 Plan") and the Amended and Restated Equity Plan for Directors. The Compensation Committee is currently composed of Mr. Killeen and Mr. Africk.

     During the year ended December 31, 2002, the Board of Directors formed a Special Committee, comprised of Mr. Killeen and Mr. Stasior, to review and consider several transactions during the year, including those contemplated by the settlement of the class action lawsuit. The Special Committee met eleven
(11) times during the year.

Compensation Of Directors

     Each non-employee director receives a per meeting fee of $1,000 for each meeting of the Board of Directors and $500 for each committee meeting attended, along with expenses incurred in connection with each meeting attended.

     The Compensation Committee has authority under the Company's 1998 Plan to make stock option awards to non-employee directors of the Company. Historically, the Compensation Committee has awarded non-employee directors a stock option for 7,500 shares, vesting ratably over three years in lieu of an automatic grant of an option to purchase 2,500 shares of common stock as of the effective date of the non-employee director's initial election to the Board of Directors, vesting in one year, and thereafter, at the close of business on the date of final adjournment of each annual meeting of stockholders as provided in the 1998 Plan. In general, the exercise price per share of common stock purchasable upon exercise of a non-employee director's options will be equal to 100% of the fair market value of a share of common stock on the date of grant of the option.

     Upon becoming a director of the Company in 1998, Mr. Killeen was granted an option to purchase 7,500 shares of common stock on October 28, 1998 under the Amended and Restated Equity Plan for Directors, exercisable at $19.375 per share, the fair market value of the common stock on the date of grant. This option vested ratably over three years and has expired as of the date hereof. On December 21, 2001, the exercise price of this option was repriced at $6.00, the fair market value of the common stock on that date. For more information regarding the repricing of this option, see section entitled "Repricing of Options" below. On October 15, 2002, Mr. Killeen was granted an option to purchase 35,000 shares of common under the 1998 Plan, exercisable at $0.85 per share, the fair market value on the date of grant. This option vests ratably over three years beginning on the anniversary of Mr. Killeen's service with the Company to the extent that Mr. Killeen is fully vested in the previously granted option.

     Upon becoming directors of the Company on June 4, 1999, each of Mr. Africk and Mr. Rowan was granted an option to purchase 7,500 shares of common stock under the 1998 Plan, exercisable at $70.00 per share, both of which vested ratably over three years and have fully vested as of the date hereof. Upon becoming a director of the Company as of August 19, 1999, Mr. Gross was granted an option to purchase 7,500 shares of common stock under the 1998 Plan, exercisable at $70.00 per share, which vested ratably over three years and has fully vested as of the date hereof. On December 21, 2001, the exercise prices of the options granted to Messrs. Africk, Rowan, and Gross were repriced at $6.00, the fair market value of the common stock on that date. For more information regarding the repricing of these options, see section entitled "Repricing of Options" below. On October 15, 2002, each of Messrs. Africk, Rowan, and Gross was granted an option to purchase 35,000 shares of common under the 1998 Plan, exercisable at $0.85 per share, the fair market value on the date of grant. Each of these options vests ratably over three years beginning on the anniversary of each director's service with the Company to the extent that the director is fully vested in previously granted options.

     Upon becoming a director of the Company in April, 2000, Mr. Stasior was granted an option to purchase 7,500 shares of common stock on April 26, 2000 under the 1998 Plan exercisable at $210.625 per share, the fair market value of the common stock on the date of grant. This option vests ratably over three years. During the year 2000, Mr. Stasior served as a consultant to the Company's Internet professional services subsidiary, Rare Medium, Inc., and pursuant to a consulting agreement Mr. Stasior received compensation of $10,000 per month for his consulting services. This consulting agreement was terminated in the spring of 2001. In addition, as compensation for his consulting services Mr. Stasior received an option to purchase an additional 7,500 shares of common stock on April 26, 2000 under the 1998 Plan exercisable at $210.625 per share, the fair market value of the common stock on the date of grant. This option was to vest ratably over three years; however, upon the termination of Mr. Stasior's consulting agreement with Rare Medium, Inc. as of July 2, 2001, the unvested portion of the option, covering 5,000 shares, related to the remaining term of this agreement were cancelled. The remaining portion of the option, covering 2,500 shares, has vested as of the date hereof. On December 21, 2001, the exercise prices of these options were repriced at $6.00, the fair market value of the common stock on that date. For more information regarding the repricing of these options, see section entitled "Repricing of Options" below. On October 15, 2002, Mr. Stasior was granted an option to purchase 35,000 shares of common under the 1998 Plan, exercisable at $0.85 per share, the fair market value on the date of grant. This option vests ratably over three years beginning on the anniversary of Mr. Stasior's service with the Company to the extent that Mr. Stasior is fully vested in the previously granted option.

     It is anticipated that future grants of stock options to directors will principally be made under the Company's 1998 Plan.

Executive Officers

     The names of the Company's current executive officers and certain information about them is set forth below.

Name                           Age     Position                                                        Officer Since
----                           ---     --------                                                        -------------
Jeffrey A. Leddy               48     Chief Executive Officer and President                                2002
Robert C. Lewis                38     Senior Vice President, General Counsel and Secretary                 1998
Erik J. Goldman                43     Vice President                                                       2003
Keith C. Kammer                42     Vice President                                                       2003
Craig J. Kaufmann              28     Controller and Treasurer                                             2003

     Jeffrey A. Leddy - Chief Executive Officer and President. Mr. Leddy has been the Company's Chief Executive Officer and President since April 2003, having served as its President and Chief Operating Officer since October 2002 and its Senior Vice President of Operations since June 2002. From September 1980 to December 2001, Mr. Leddy worked for EMS Technologies, most recently as a Vice President. Mr. Leddy also currently serves as President of Miraxis, LLC, an affiliate of the Company, a position he has held since September 2001.

     Erik J. Goldman - Vice President. Mr. Goldman has been a Vice President of the Company since March 2003. Prior to joining the Company Mr. Goldman consulted to Global Radio S.A., a European Satellite Digital Audio Radio start-up. From 1995 to December 2001 Mr. Goldman worked for Leo One Worldwide, most recently as Vice President of Technology and Business Development. Previously, Mr. Goldman served as Director of Business Development for dbX Corporation, a telecom focused investment and management group. Prior to joining dbX in 1991, Mr. Goldman served as a Member of Technical Staff of Mitre Corporation and as a Senior Communications Design Engineer of Raytheon Corporation.

     Keith C. Kammer - Vice President. Mr. Kammer has been a Vice President of the Company since August 2003. From September 2000 to May 2003, Mr. Kammer was the Chief Financial Officer of Alpha Fund Management, and from October 1980 to September 2000, Mr. Kammer worked at United Parcel Service, most recently as a Vice President of Finance.

     Craig J. Kaufmann - Controller and Treasurer. Mr. Kaufmann has been the Company's Controller and Treasurer since April 2003, having served as its Director of Financial Reporting since November 2000. Prior to joining the Company, Mr. Kaufmann was the Financial Reporting Manager of Kozmo.com since March 2000 and an associate at PricewaterhouseCoopers from August 1998 to March 2000.

Certain Relationships And Related Transactions

   Tender Offer

     In connection with the settlement of a class action lawsuit, an affiliate of the Apollo Stockholders conducted a cash tender offer for up to 1,500,291 shares, or approximately 23% of the Company's outstanding common stock at a price of $2.80 per share, a price equaling 105% of the average closing prices of the common stock for the five trading days prior to April 9, 2002. The affiliate of the Apollo Stockholders purchased 474,427 shares pursuant to the tender offer, and the Apollo Stockholders agreed that so long as any tendered shares are held by them or any of their affiliates, they and their affiliates will cause all such shares held by them, which would otherwise entitle them and their affiliates, collectively, to cast more than 29.9% of voting power of our outstanding capital stock, to be voted pro-rata with all other votes cast by holders of common stock. The tender offer was intended to provide additional liquidity for the Company's common stockholders and, thereby, provide near term support for the market price of the Company's common stock in light of the one for ten reverse stock split.

   Rights Offering And Advance Purchase

     In connection with the settlement of a class action lawsuit, the Company distributed to each holder of record of its common stock, warrants and preferred stock, as of the close of business on May 16, 2002, one non-transferable right to purchase one additional share of its common stock, for each share held, at a purchase price of $2.01 per share. On July 11, 2002, the rights offering was approved by the Company's stockholders and was concluded on July 16, 2002, with 9,138,105 shares of common stock purchased for gross proceeds of $18.4 million.

     Under an investment agreement made in connection with the settlement, the Apollo Stockholders agreed to purchase, in advance of the rights offering, 3,876,584 shares of the Company's non-voting common stock. This purchase equaled the number of shares of voting common stock that they would otherwise have been entitled to purchase in the rights offering, after giving effect to the cancellation of 20% of the outstanding warrants in connection with the settlement. In connection with the advance purchase, the Apollo Stockholders paid $2.01 per share for an aggregate gross purchase price of approximately $7.8 million. The Apollo Stockholders purchased an additional 5,113,628 shares of non-voting common stock pursuant to their over subscription privilege. Under the terms of the preferred stock agreement, the conversion price of the preferred stock was adjusted from $70.00 to $68.50 as a result of the issuance of the additional shares of common stock pursuant to the rights offering at a price below the conversion price of the preferred stock at the time of the offering. Similarly, under the terms of the Series 1-A and 2-A Warrants, the exercise price of the Series 1-A and 2-A Warrants was adjusted from $42.00 and $70.00, respectively, to $41.12 and $68.50, respectively, and, accordingly, the number of shares purchasable under the warrants increased as a result of the issuance of shares of common stock pursuant to the rights offering at a price below the exercise price of the warrants in effect at the time of the offering.

   Investment in Miraxis

     In May 2002, the Company acquired Series B Preferred Shares and a warrant from Miraxis, LLC ("Miraxis") for approximately $0.4 million, representing an ownership of approximately 30%. Miraxis is a development stage, privately held telecommunications company that has access to a Ka-band license with which it intends to provide satellite based multi-channel, broadband data and video services in North America. The Company entered into a management support agreement with Miraxis under which the Company's current Chief Executive Officer and President provided certain services to Miraxis through February 2003 in exchange for additional Series B Preferred Shares and warrants being issued to the Company. In addition, in December 2002, the Company acquired Series C Preferred Shares and warrants from Miraxis for approximately $0.1 million.

     In February 2003, the Company entered into a consulting agreement with Miraxis pursuant to which Miraxis personnel provided services to the Company through May 2003. In addition, Miraxis extended the management support agreement whereby the Company's current Chief Executive Officer and President continued to provide certain services to Miraxis through May 2003. In connection with these agreements, the Company paid Miraxis approximately $40,000 but also received additional Series C Preferred Shares and warrants.

     In April 2003, the Company acquired additional Series C Preferred Shares and warrants for approximately $40,000. Subsequent to June 2003, the Company purchased promissory notes from Miraxis with an aggregate principal amount of approximately $0.1 million. In November 2003, the promissory notes were converted to Series D Preferred Shares. Currently, the Company holds approximately 40% of the ownership interests of Miraxis.

     The Company's President and Chief Executive Officer currently holds an approximately 1% interest in Miraxis. Miraxis License Holdings, LLC ("MLH"), an entity unaffiliated with Miraxis, other than as described below, holds the rights to certain orbital slots that Miraxis has acquired access to in order to implement its business plan. Prior to becoming affiliated with the Company, its Chief Executive Officer and President acquired a 2% interest in MLH. In addition, an affiliate of the Company's preferred stockholders has an approximately 70% interest in MLH. Miraxis is in the process of issuing 10% of its outstanding common equity on a fully diluted basis to MLH in exchange for access to those slots.

   Employment Agreements

     For a description of the employment agreements between the Company and certain executive officers, please see the descriptions under the heading "Employment Contracts and Change-in-Control Arrangements" on page 17.

Compliance With Section 16(a) Of The Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company that no other reports were required, the Company believes that during the year ended December 31, 2002, its officers, directors and greater-than-10% stockholders complied with all Section 16(a) filing requirements.

                                   PROPOSAL 2
                    AMENDMENT TO THE COMPANY'S CERTIFICATE OF
               INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

     The Board is currently separated into three classes, as follows:

     Class 1 -- Mr. Gross and Mr. Rowan

     Class 2 -- Mr. Africk and Mr. Killeen

     Class 3 -- Mr. Stasior

     Each year, the stockholders are requested to elect the directors comprising one of the classes for a three-year term. Currently, the term of the Class 1 directors expires at this annual meeting, the term of the Class 2 directors is set to expire in 2004 and the term of the Class 3 director is set to expire in 2005. Because of the classified board structure, stockholders have the opportunity to vote on only approximately one-third of the directors each year.

     The Board of Directors is proposing an amendment to SkyTerra Communication's Certificate of Incorporation to eliminate the classified board structure. If the stockholders approve this proposal, the terms of all directors will expire at the annual meeting of stockholders each year and their successors will be elected for one-year terms that will expire at the next annual meeting. The text of the actual amendment to the Certificate of Incorporation is set forth in Appendix A.

     The concept of a classified board is an anti-takeover measure that the Board of Directors feels is no longer appropriate. Rather, the Board believes that stockholders should have the opportunity to vote on all directors each year and believes that this will be an effective way to maintain and enhance the accountability of the Board.

     As noted above, if the stockholders approve this proposal, each of the two
(2) directors who are elected this year (who would otherwise comprise Class 1) will be elected for a one-year term that will expire at next year's annual meeting. In addition, the one (1) director who is currently a Class 3 and whose term would otherwise expire in 2005 has agreed to voluntarily relinquish the third year of his existing three-year term upon approval of this proposal by stockholders. Consequently, if this proposal is approved by the stockholders, the entire Board of Directors will be subject to election at next year's annual meeting of stockholders.

Vote Required For Approval

     Approval of the proposed amendment eliminating the classified board requires the affirmative vote of a majority of the total number of votes of capital stock of the Company outstanding as of the Record Date.

Recommendation Of The Board Of Directors

     The Board of Directors has carefully considered Proposal 2, the proposal to amend the Company's Certificate of Incorporation to eliminate the classified board structure, and believes that its approval by the stockholders is in the best interests of SkyTerra Communications and its stockholders and, accordingly, unanimously recommends that stockholders vote for the approval of Proposal 2.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                                   PROPOSAL 3
                    AMENDMENT TO THE COMPANY'S CERTIFICATE OF
                 INCORPORATION TO REDUCE THE AUTHORIZED CAPITAL

     The Board of Directors has determined that it is advisable to decrease the Company's authorized capital stock from a total of 310,000,000 shares to a total of 77,500,000 shares by reducing the authorized number of shares of common stock from 200,000,000 shares to 55,000,000 shares, the authorized number of shares of non-voting common stock from 100,000,000 shares to 20,000,000 shares, and the authorized number of shares of preferred stock from 10,000,000 shares to 2,500,000 shares. The Board has voted to recommend that the stockholders adopt an amendment to the Company's Certificate of Incorporation implementing the proposed decreases.

     The reason for this action is to effect a savings in the amount of franchise tax that the Company must pay each year in Delaware. The Company pays franchise tax in Delaware based, in part, on the number of shares of common stock and preferred stock that are authorized in the Company's Certificate of Incorporation. Based on the authorized shares currently provided in its Certificate of Incorporation, the Company has been paying $150,000 per year, which is the maximum franchise tax in Delaware. By reducing the authorized number of shares as proposed, the Company expects to reduce its annual franchise tax by approximately $70,000 per year.

     As of October 31, 2003, 6,075,727 shares of common stock were issued and outstanding and an additional 2,320,694 shares were reserved for issuance under the Company's stock option plans. On that date, there were 8,990,212 shares of non-voting common stock issued and outstanding and 1,158,150 shares of preferred stock issued and outstanding. The Board has no pending plans involving the issuance of additional common or preferred stock and believes that the new reduced levels of authorized shares will be adequate to cover requirements in the foreseeable future. In the event that additional authorized shares are needed in the future, each class of stockholders will be asked to approve an amendment to the Certificate of Incorporation to increase the authorized shares to the level needed at that time.

Vote Required For Approval

     Approval of the proposed amendment decreasing the total number of authorized shares of capital stock and the number of authorized shares of common and preferred stock will require the affirmative vote of a majority of: the total number of votes of common stock outstanding on the Record Date, the total number of preferred shares outstanding on the Record Date and the total number of shares of non-voting common stock outstanding as of the Record Date.

Recommendation Of The Board Of Directors

     The Board of Directors has carefully considered Proposal 3, the proposal to amend the Company's Certificate of Incorporation to reduce number of authorized shares of capital stock, and believes that its approval by the stockholders is in the best interests of SkyTerra Communications and its stockholders and, accordingly, unanimously recommends that stockholders vote for the approval of Proposal 3.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3.

                                   PROPOSAL 4
         RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS
               OF THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 2003

     The firm of KPMG LLP, independent accountants, audited the financial statements of the Company for the year ended December 31, 2002. The Board of Directors of the Company has unanimously reappointed, and recommends to the stockholders the ratification of the appointment of, KPMG LLP as independent auditors for the Company for the year ended December 31, 2003. If the stockholders do not ratify the appointment, the Board of Directors may reconsider its recommendation.

     A representative of KPMG LLP is expected to be available at the annual meeting to respond to appropriate questions and will be given the opportunity to make a statement if he or she so desires.

Required Vote

     The affirmative vote of the holders of a majority of the total number of the votes of capital stock of the Company represented and entitled to vote at the annual meeting is required to approve this Proposal 4.

Audit Fees

     For the fiscal year ended December 31, 2002, the aggregate fees for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year ended December 31, 2002 were $180,000, all of which has been billed.

Financial Information Systems Design And Implementation Fees

     For the fiscal year ended December 31, 2002, the Company did not incur any charges or pay any fees related to any financial information systems design and implementation services provided by KPMG LLP.

All Other Fees

     For the fiscal year ended December 31, 2002, the aggregate fees billed for services rendered by KPMG LLP, other than the fees discussed in the foregoing paragraphs, were $204,750, which related to services for offerings, registration statements and related filings, due diligence related services and tax services.

     The audit committee has concluded that provision of these non-audit services is compatible with maintaining KPMG LLP's independence.

Recommendation Of The Board Of Directors

     The Board of Directors has carefully considered Proposal 4, the proposal to ratify the appointment of KPMG LLP as independent auditors of the Company, and believes that its approval by the stockholders is in the best interests of SkyTerra Communications and its stockholders and, accordingly, unanimously recommends that stockholders vote for the approval of Proposal 4.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 4.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table and notes thereto set forth certain information, as of October 31, 2003 (except as noted otherwise), regarding beneficial ownership of the shares of Common Stock of the Company by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of the Company's named executive officers under the Summary Compensation Table under the heading "Executive Compensation," (iii) each director and nominee for director, and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares indicated as owned by them.

                                                                                   Number of Shares of
                                                                                       Common Stock
                                                                                   Beneficially Owned    Percentage
            Name and Address                              Position                         (1)            of Class
            ----------------                              --------                         ---            --------
Glenn S. Meyers                            Former Chairman and Chief Executive            295,000              1.9%  (3)
                                           Officer
Jeffrey A. Leddy                           Chief Executive Officer and President           43,750                 *  (2)
Robert C. Lewis                            Senior Vice President, General                  26,167                 *  (4)
                                           Counsel and Secretary
Craig C. Chesser                           Former Senior Vice President Finance            37,499                 *  (5)
                                           and Treasurer
Michael A. Hultberg                        Former Senior Vice President and                37,500                 *  (6)
                                           Controller
Jeffrey M. Killeen                         Director                                        23,333                 *  (2)
William F. Stasior                         Director                                        10,000                 *  (2)
Andrew D. Africk                           Director                                    13,715,275             76.0%  (7)
   c/o SkyTerra Communications, Inc.
   19 West 44th Street, Suite 507
   New York, New York 10036
Marc J. Rowan                              Director                                    13,715,275             76.0%  (8)
   c/o SkyTerra Communications, Inc.
   19 West 44th Street, Suite 507
   New York, New York 10036
Michael S. Gross                           Director                                    13,715,275             76.0%  (9)
   c/o SkyTerra Communications, Inc.
   19 West 44th Street, Suite 507
   New York, New York 10036
Apollo Investment Fund IV, L.P.                                                        13,696,108             76.0%  (10)
   Two Manhattanville Road
   Purchase, New York 10577
All executive officers, directors and                                                  13,859,159             76.2%  (11)
   nominees as a group (10 persons)

---------------------

* Represents beneficial ownership of less than 1%.

(1) Beneficial ownership has been determined pursuant to Rule 13d-3 under the Exchange Act.

(2) Represents options to purchase shares of common stock that are currently exercisable, but does not include options that become exercisable upon a change of control of the Company and upon certain other conditions.

(3) Represents options to purchase shares of common stock that are currently exercisable. Mr. Meyers' employment with the Company ceased on April 15, 2003, and he resigned from the Company's board of directors on the same day. His beneficial ownership is stated as of that date.

(4) Includes options to purchase 22,967 shares of common stock that are currently exercisable, but does not include options that become exercisable upon a change of control of the Company and upon certain other conditions.

(5) Includes options to purchase 34,666 shares of common stock that are currently exercisable. Mr. Chesser's employment with the Company ceased on April 15, 2003. His beneficial ownership is stated as of that date.

(6) Represents options to purchase shares of common stock that are currently exercisable. Mr. Hultberg's employment with the Company ceased on April 15, 2003. His beneficial ownership is stated as of that date.

(7) Includes an aggregate of (i) 1,270,948 shares of common stock acquired through the exercise of Series 1-A warrants, (ii) 474,427 shares of common stock acquired in a tender offer, (iii) 8,990,212 shares of non-voting common stock acquired pursuant to the rights offering, and
       (iv) 2,960,521 shares of common stock issuable to Apollo Stockholders upon conversion of the Series A Preferred Stock and exercise of the Series 1-A warrants and the Series 2-A warrants owned by them. Mr. Africk is a principal of Apollo Advisors IV, L.P, which together with an affiliated investment manager, serves as the manager of each of the Apollo Stockholders. Mr. Africk disclaims beneficial ownership of such shares. Includes options to purchase 19,167 shares of common stock that are currently exercisable, but does not include options that become exercisable upon a change of control of the Company.

(8) Includes an aggregate of (i) 1,270,948 shares of common stock acquired through the exercise of Series 1-A warrants, (ii) 474,427 shares of common stock acquired in a tender offer, (iii) 8,990,212 shares of non-voting common stock acquired pursuant to the rights offering, and
       (iv) 2,960,521 shares of common stock issuable to Apollo Stockholders upon conversion of the Series A Preferred Stock and exercise of the Series 1-A warrants and the Series 2-A warrants owned by them. Mr. Rowan is a principal of Apollo Advisors IV, L.P, which together with an affiliated investment manager, serves as the manager of each of the Apollo Stockholders. Mr. Rowan disclaims beneficial ownership of such shares. Includes options to purchase 19,167 shares of common stock that are currently exercisable, but does not include options that become exercisable upon a change of control of the Company.

(9) Includes an aggregate of (i) 1,270,948 shares of common stock acquired through the exercise of Series 1-A warrants, (ii) 474,427 shares of common stock acquired in a tender offer, (iii) 8,990,212 shares of non-voting common stock acquired pursuant to the rights offering, and
       (iv) 2,960,521 shares of common stock issuable to Apollo Stockholders upon conversion of the Series A Preferred Stock and exercise of the Series 1-A warrants and the Series 2-A warrants owned by them. Mr. Gross is a principal of Apollo Advisors IV, L.P, which together with an affiliated investment manager, serves as the manager of each of the Apollo Stockholders. Mr. Gross disclaims beneficial ownership of such shares. Includes options to purchase 19,167 shares of common stock that are currently exercisable, but does not include options that become exercisable upon a change of control of the Company.

(10) Represents the aggregate of (i) 1,270,948 shares of common stock acquired through the exercise of Series 1-A warrants, (ii) 474,427 shares of common stock acquired in a tender offer, (iii) 8,990,212 shares of non-voting common stock acquired pursuant to the rights offering, and
       (iv) 2,960,521 shares of common stock issuable upon conversion of the aggregate of 1,158,150 shares of the Company's Series A Preferred Stock and the exercise of an aggregate of 193,771 Series 1-A warrants and 9,810,033 Series 2-A warrants held by the Apollo Stockholders. Assuming conversion of all the Series A Preferred Stock and the exercise of all the Series 1-A warrants and Series 2-A warrants held by the Apollo Stockholders, such 13,696,108 shares of common stock would consist of 11,811,246 shares of common stock beneficially owned by Apollo Investment Fund IV, L.P., 593,399 shares of common stock beneficially owned by Apollo Overseas Partners IV, L.P., 817,036 shares of common stock beneficially owned by AIF IV/ RRRR LLC and 474,427 shares of common stock owned by AP/RM Acquisition, LLC. The holders of the Company's Series A Preferred Stock are only entitled to an aggregate of 975,000 votes with respect to the Series A Preferred Stock as of October 31, 2003, or approximately 0.842 votes per share of Series A Preferred Stock. Messrs. Africk, Rowan and Gross, directors of the Company and associated with Apollo Advisors IV, L.P., disclaim beneficial ownership of the shares held by the Apollo Stockholders.

(11) Messrs. Africk, Rowan and Gross, directors of the Company and associated with Apollo Advisors IV, L.P., disclaim beneficial ownership of shares held by the Apollo Stockholders. Includes current executive officers not required to be listed, and excludes Messrs. Meyers, Chesser and Hultberg as they are no longer executive officers of the Company. Includes options to purchase an aggregate of 158,551 shares of common stock that are currently exercisable, but does not include options that become exercisable upon a change of control of the Company or upon certain other conditions.

                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth, for the three years ended December 31, 2002, the compensation for services in all capacities earned by the Company's Chief Executive Officer and its next most highly compensated executive officers.

Summary Compensation Table

                                                                   Other        Securities
                                                                  Annual        Underlying      LTIP       All Other
                                                                Compensation   Options/SARs    Payouts   Compensation
  Name and Principal Position     Year    Salary      Bonus         (1)             (#)          ($)          (2)
  ---------------------------     ----    ------      -----         ---             ---          ---          ---
Glenn S. Meyers (3)               2002   $332,553     $375,000    $18,000          155,000          $--        $--
   Former Chairman and            2001    278,096           --     18,000               --           --         --
   Chief Executive Officer        2000    267,400    1,469,090     18,000               --           --         --

Jeffrey A. Leddy                  2002    138,462       15,000         --          100,000           --         --
   Chief Executive Officer and
   President

Robert C. Lewis                   2002    196,250           --         --           20,000           --         --
   Senior Vice President,         2001    140,000       90,000      6,000           10,000           --      2,500
   General
   Counsel and Secretary          2000    128,692       40,000         --               --           --      2,500

Craig C. Chesser (3)              2002    196,250           --         --           20,000           --         --
   Former Senior Vice President   2001    164,077       90,000      1,500           10,000           --      2,500
   Finance and Treasurer          2000    133,961       40,000      6,000            2,500           --      2,500

Michael A. Hultberg (3)           2002    223,333           --         --           20,000           --         --
   Former Senior Vice President   2001    177,135       90,000      3,000           10,000           --         --
   and Controller                 2000    145,000       40,000         --               --           --         --

--------------

(1) Represents non-accountable expense allowance.
(2) Represents employer matching contributions to retirement accounts.
(3) Effective April 15, 2003, Messrs. Meyers, Chesser and Hultberg ceased full time employment.


Option / SAR Grants in the Last Year

     The following table sets forth information concerning grants of stock options to purchase common stock during the year ended December 31, 2002 to the named executive officers.

                                               Percent of
                                Number of         Total                                 Potential Realizable Value
                                Securities    Options/SARs                              at Assumed Annual Rates of
                                Underlying     Granted to    Exercise or                  Stock Appreciation for
                              Options /SARs   Employees in    Base Price  Expiration           Option Term
           Name                Granted (1)     Fiscal Year    ($/Share)       Date          5%              10%
           -----               -----------     -----------    ---------       ----      -----------    --------
Glenn S. Meyers (4)              155,000  (2)      31.6%         $0.85     10/15/12      $82,857       $209,976
Jeffrey A. Leddy                  25,000  (3)       5.1%         $1.80     06/03/12      $28,300        $71,718
                                  75,000  (2)      15.3%         $0.85     10/15/12      $40,092       $101,601
Robert C. Lewis                   20,000  (2)       4.1%         $0.85     10/15/12      $10,691        $27,094
Craig C. Chesser (5)              20,000  (2)       4.1%         $0.85     10/15/12      $10,691        $27,094
Michael A. Hultberg (5)           20,000  (2)       4.1%         $0.85     10/15/12      $10,691        $27,094

--------------

(1) The vesting of the options is subject to acceleration in the event of a change in control of the Company, which means, generally, the consummation of any merger or consolidation involving the Company, any sale of substantially all of the Company's assets or other transaction or related transactions as a result of which a single person or several persons acting in concert own a majority of the shares of common stock. These options also vest upon the termination of the executives' employment with the Company.
(2) These options were granted on October 15, 2002 at an exercise price of $0.85, the per share fair market value of the common stock at that time. The options have a term of ten (10) years. These options are exercisable cumulatively in three (3) equal annual installments, beginning on October 9, 2003.
(3) This option was granted on June 3, 2002 at an exercise price of $1.80, the per share fair market value of the common stock at that time. The option has a term of ten (10) years. The option is exercisable cumulatively in four (4) equal installments every six months, beginning on June 3, 2002.
(4) Mr. Meyers employment contract expired on April 15, 2003. At such time, all outstanding options held by Mr. Meyers became fully vested.
(5) Effective April 15, 2003, Messrs. Hultberg and Chesser ceased full time employment. At such time, all outstanding options held by each of Messrs. Hultberg and Chesser became fully vested.

Aggregated Option/SAR Exercises in the Last Year and Year-End Option/SAR Values

     The following table sets forth information concerning the exercise of options to purchase shares of common stock by the named executive officers during the year ended December 31, 2002, as well as the number and potential value of unexercised options (both options which are presently exercisable and options which are not presently exercisable) as of December 31, 2002.

                                                                  Number of            Value of
                                 Number of                       Securities          Unexercised
                                Securities                       Underlying          In-the-Money
                                Underlying                    Options/SARs at       Options/SARs
                               Options/SARs                   Fiscal Y/E (#)      at Fiscal Y/E ($)
                               Acquired on         Value       Exercisable/          Exercisable/
            Name               Exercise (#)       Realized      Unexercisable        Unexercisable
            ----               ------------       --------      -------------        -------------
Glenn S. Meyers (1)                         --           --    126,667/168,333           0/0
Jeffrey A. Leddy                            --           --      6,250/93,750            0/0
Robert C. Lewis                             --           --     19,500/20,000            0/0
Craig C. Chesser (2)                        --           --     15,833/20,000            0/0
Michael A. Hultberg (2)                     --           --     17,500/20,000            0/0

(1) Mr. Meyers employment contract expired on April 15, 2003. At such time, all outstanding options held by Mr. Meyers became fully vested.
(2) Effective April 15, 2003, Messrs. Hultberg and Chesser ceased full time employment. At such time, all outstanding options held by each of Messrs. Hultberg and Chesser became fully vested.

Employment Contracts And Change In Control Arrangements

   Expired Meyers Employment Agreement

     In connection with the transactions consummated pursuant to the 1998 acquisition by the Company of Rare Medium, Inc., the Company entered into an Employment Agreement effective April 15, 1998 with Glenn S. Meyers, as amended (the "Meyers Employment Agreement"). Pursuant to the Meyers Employment Agreement, Mr. Meyers was engaged as the Chairman, President and Chief Executive Officer of the Company to serve for a term of five years, expiring April 15, 2003. Pursuant to the Meyers Employment Agreement, during its last year, Mr. Meyer received an annual base salary of $292,465, with a minimum annual increase during the term of not less than 4% per annum. The Meyers Employment Agreement also contains a covenant not to compete with the Company or any of its affiliates for the term of the agreement, plus one additional year. Concurrently with the execution of the Meyers Employment Agreement, the Company granted to Mr. Meyers options to acquire an aggregate of 200,000 shares of common stock at exercise prices equal to $23.75 per share (the fair market value at the time of issuance), which options become exercisable ratably on a monthly basis over a period of 60 months from the date of grant and expire ten years from the date of grant. On October 15, 2002, in recognition of Mr. Meyers' contribution to the Company, among other things, the Compensation Committee approved the repricing of the exercise prices of Mr. Meyers' outstanding options to purchase an aggregate of 140,000 shares of common stock to $0.85 per share, the fair market value at the date of the repricing. Additionally, on that date, Mr. Meyers received an additional option to purchase 155,000 shares of common stock at $0.85 per share. On April 15, 2003, the Meyers Employment Agreement expired, and Mr. Meyers ceased to be employed by the Company and resigned from the Board of Directors.

   Leddy Employment Agreement

     In June 2002, the Company entered into an employment agreement, effective June 4, 2002, with Jeffrey Leddy. Pursuant to the agreement, Mr. Leddy was engaged as Senior Vice President of Operations for a term expiring on December 31, 2003. Mr. Leddy currently receives an annual base salary of $225,000, which is subject to increase at the sole discretion of the Compensation Committee. In addition, Mr. Leddy is eligible, based upon the achievement of certain subjective goals established by the Compensation Committee, to receive a bonus of up to 75% of his base salary following the end of each calendar year during the term of the agreement. Mr. Leddy also received an option to purchase 25,000 shares of common stock at an exercise price of $1.80 per share, the fair market value on the date of grant. This option vests ratably every six months for two years. On October 9, 2002, Mr. Leddy was promoted to President and Chief Operating Officer of the Company. In connection with his promotion, Mr. Leddy received an option to purchase an additional 75,000 shares of common stock at an exercise price of $0.85 per share, the fair market value on the date of the grant. This option vests ratably every year for three years. In the event that Mr. Leddy is terminated other than for "cause" as that term is defined in the agreement, he is entitled to receive a lump sum payment equal to one year of his current salary and all stock options granted to him by the Company shall immediately vest. In April 2003, Mr. Leddy was promoted to Chief Executive Officer. In connection with this promotion, Mr. Leddy also received a option to purchase an additional 100,000 shares of common stock at an exercise price of $0.91. The Company is in the process of renewing his employment agreement.

   Other Executive Employment Agreements

     The Company has or had employment agreements with each of Craig Chesser, Michael Hultberg and Robert Lewis, each of who is or was an executive officer of the Company. Under these agreements, if, either (i) after 90 days following a change in control of the Company, the executive terminates his employment or
(ii) the executive is terminated for other than "cause" as such term is defined in his respective agreement, then the executive is entitled to receive severance compensation and benefits in a lump sum payment consisting of one year of his current salary and the right to exercise all vested stock options and unvested stock options through the option expiration date for such options. For purposes of these agreements, a change in control of the Company occurs when, among other things, the stockholders of the Company approve a merger of the Company.

     As part of the Company's efforts to further reduce costs, the Company reached agreements with Messrs. Hultberg and Chesser pursuant to which the full time employment of each ceased as of April 15, 2003. At that time, Messrs. Hultberg was paid severance and benefits in accordance with his employment agreement. In September 2003, Mr. Chesser was paid severance and benefits in accordance with his employment agreement, concurrent with the resolution of an outstanding matter between Mr. Chesser and the Company.

                          BOARD AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the audited financial statements with the Company's management. The Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards AU Section 380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the Company's independent accountants required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the Company's independent accountants the independent accountant's independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.


                                                    By the Audit Committee
                                                    of the Board of Directors,

                                                    /s/ JEFFREY M. KILLEEN
                                                    ----------------------
                                                    Jeffrey M. Killeen

                                                    /s/ WILLIAM F. STASIOR
                                                    ----------------------
                                                    William F. Stasior

                                                    /s/ ANDREW D. AFRICK
                                                    --------------------
                                                    Andrew D. Africk


          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors reviews, recommends and approves changes to the Company's compensation policies and benefits programs, administers the Company's stock option plans, including approving stock option grants, and otherwise seeks to ensure that the Company's compensation philosophy is consistent with the Company's best interests and is properly implemented. The members of the Compensation Committee are Jeffrey M. Killeen and Andrew D. Africk.

Compensation Philosophy And Review

     The Company's compensation philosophy for its executive officers serves two principal purposes: (1) to provide a total compensation package for such officers that is competitive and enables the Company to attract and retain key executive and employee talent needed to accomplish the Company's business objectives, and (2) to directly link compensation to improvements in Company performance and increases in stockholder value as measured principally by the trading price of the common stock.

     The 2002 compensation levels for the Company's executive officers generally were determined on an individual basis, including consideration of employment agreements entered into between the Company and such individuals.

     Members of the Compensation Committee approve the material terms of any employment agreement, and any amendments thereto, entered into between the Company and an executive officer, as well as any stock option grants to an executive officer. In determining compensation levels for 2002, the Compensation Committee primarily relied upon factors relating to responsibilities of the executive officer and both his current and expected future contributions to the Company. The Compensation Committee did not determine it necessary to, and did not attempt to, specifically analyze compensation levels at companies included in the indexes under the caption, "Performance Graph."

Elements Of Executive Officer Compensation

     The Company's executive compensation consists primarily of salary, bonus and awards of stock options. The Company emphasizes the award of stock options and makes use of cash incentive bonuses to reward performance and retain its executive officers. The Compensation Committee believes that in the highly competitive, emerging markets in which the Company has historically operated, equity-based compensation provides the greatest incentive for outstanding executive performance and the greatest alignment of management and stockholder long-term interests.

     Officer Salaries. The Compensation Committee reviews each executive officer's salary annually. Except to the extent that salary increases are prescribed by written employment agreements, in determining the appropriate salary levels, the Compensation Committee considers, among other factors, the officer's scope of responsibility, prior experience and past accomplishments.

     Stock Option Grants. As noted above, the Company has relied substantially on long-term equity compensation as the principal means of providing long-term incentives for its executive officers and key employees. The Company's practice has been to set option exercise prices at not less than 100% of fair market value on the date of grant. Options are generally granted for a term of five to ten years. Options granted to executive officers and key employees become exercisable over time and are typically dependent on continuing employment with the Company or one of its subsidiaries, thus providing incentive to remain in the Company's employ.

     In determining the size of the stock option grants, the Compensation Committee considers various subjective factors primarily relating to the responsibilities of the individual officers and key employees, and also their current and expected future contributions to the Company, as well as the number of shares owned by the officer or key employee or which remain unvested under outstanding options. In addition, the Compensation Committee examines the level of equity incentives held by each officer and key employee relative to the other officers' and key employees' equity positions and their tenure, responsibilities, experience and value to the Company.

Repricing Of Options

     On October 5, 2001, the Compensation Committee determined that because the outstanding options held by certain executive officers and employees were exercisable at prices that were significantly above prevailing market prices for the Company's common stock, they no longer provided an adequate level of incentive. Accordingly, to reincentivize certain executive officers and employees of the Company and in recognition of their service to the Company, the Compensation Committee approved the repricing of the exercise prices of options to purchase an aggregate of 35,000 shares of common stock to $1.30 per share, the fair market value at the date of the repricing. On December 21, 2001, the Compensation Committee approved an additional repricing of the exercise prices of options to purchase an aggregate of 40,000 shares of common stock held by non-management directors to $6.00 per share, the fair market value at the date of the repricing.

     On October 15, 2002, in recognition of contributions made to the Company by the Company's then Chairman and Chief Executive Officer, among other things, the Compensation Committee approved the repricing of the exercise prices of outstanding options to purchase an aggregate of 140,000 shares of common stock to $0.85 per share, the fair market value at the date of the repricing.

     The following table provides information related to the repricing of each option held by the executive officers of the Company during the last ten completed fiscal years.

                                                                                                  Length of
                                          Number of                       Exercise                Original
                                          Securities    Market Price      Price of               Option Term
                                          Underlying     of Stock at       Stock at               Remaining
                                           Options         Time of         Time of       New      at Date of
                                         Repriced or    Repricing or      Repricing   Exercise    Repricing
           Name                 Date       Amended        Amendment     or Amendment    Price    or Amendment
           -----                ----       -------        ---------     ------------    -----    ------------
Glenn Meyers                  10/15/02    140,000           $0.85             $23.75    $0.85     66 Months
Craig C. Chesser               10/5/01      1,167           $1.30             $23.75    $1.30     23 Months
                               10/5/01        833           $1.30             $51.10    $1.30     28 Months
                               10/5/01      1,334           $1.30             $85.63    $1.30     36 Months
                               10/5/01      2,500           $1.30            $145.00    $1.30     46 Months
Michael A. Hultberg            10/5/01      7,500           $1.30            $147.50    $1.30     37 Months
Robert C. Lewis                10/5/01      3,200           $1.30             $23.75    $1.30     23 Months
                               10/5/01      3,800           $1.30             $47.70    $1.30     30 Months
                               10/5/01      2,500           $1.30             $85.63    $1.30     36 Months

Policy Of Deductibility Of Compensation

     Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility of a corporation of compensation in excess of $1,000,000 paid to any of its five most highly compensated executive officers. However, compensation that qualifies as "performance-based" is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by shareholders.

     Total cash compensation paid for salaries and bonuses during 2002 did not exceed the $1,000,000 limit for any individual executive. In addition, the Compensation Committee does not anticipate that total cash compensation paid for salaries and bonuses during 2003 will exceed the $1,000,000 limit for any individual executive. Stock option grants to date do not meet the requirement that such grants be "performance based" and are, therefore, not exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's cash and stock option compensation programs, but intends to retain the flexibility necessary to provide total cash and stock option compensation in line with competitive practice, the Company's compensation philosophy and the Company's best interests.

     In conclusion, the Compensation Committees believes that the policies and programs described in this report are competitive and effectively align executive compensation with the Company's goal of maximizing the return to stockholders.

                                                 By the Compensation Committee
                                                 of the Board of Directors,


                                                 /s/ JEFFREY M. KILLEEN
                                                 ----------------------
                                                 Jeffrey M. Killeen

                                                 /s/ ANDREW D. AFRICK
                                                 --------------------
                                                 Andrew D. Africk

                                PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total shareholder returns for the Company, the Nasdaq Market Index, the Media General Internet Software and Services Index, and the Media General Diversified Communications Services Index from December 31, 1997 through December 31, 2002. The cumulative total shareholder returns on the Company's common stock was measured by dividing the difference between the Company's share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. The total stockholder return assumes $100 invested at the beginning of the period in common stock, in the Nasdaq Market Index and the Industry Index. The Company did not pay dividends on its common stock during the measurement period and the calculations of cumulative total stockholders return on the common stock did not include dividends. The Company presents below the Internet Software and Services Index as a comparative industry index for the Company's Internet professional services business, which it commenced upon the acquisition of Rare Medium, Inc. in April 1998 and ceased in September 2001. In addition, the Company presents below the Diversified Communications Services Index as a comparative industry index for the Company's business in which it has operated since November 2001 when it became a participant in the MSV Joint Venture.

               COMPARISON OF CUMULATIVE 5-YEAR ANNUAL RETURN AMONG SKYTERRA COMMUNICATIONS, INC., NASDAQ MARKET INDEX,
                    INTERNET SOFTWARE AND SERVICES INDEX AND
                    DIVERSIFIED COMMUNICATIONS SERVICES INDEX

                                 GRAPHIC OMITTED

LEGEND:

                                                                         Fiscal Year Ending
                                        -------------------------------------------------------------------------------------
Company/Index/Market                      1997           1998           1999          2000            2001           2002
--------------------                    ----------    -----------    -----------   ------------    -----------    -----------
SkyTerra Communications, Inc.              100.00         235.71        1950.00         108.91          42.29           6.57
Media General Internet Software &
   Services Index                          100.00         262.37         763.61         168.89         113.97          76.35
Media General Diversified
   Communications Services Index           100.00         107.07         175.86          79.46          48.21          30.21
Nasdaq Market Index                        100.00         141.04         248.76         156.35         124.64          86.94

--------------

(1)  Assumes $100 invested on January 1, 1998 and reinvestment of dividends.
(2) The Media General "Internet Software and Services Index" relates to the primary business engaged in by the Company from April 1998 through September 2001 through its subsidiary Rare Medium, Inc.
(3) The Media General "Diversified Communications Services Index" relates to the primary business engaged in by the Company since November 2001 when it became a participant in the MSV Joint Venture.

                           FORWARD LOOKING STATEMENTS

     This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe," "anticipate," "expect," "estimate," "intent" and similar expressions identify forward-looking statements. Forward looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements. Factors that would cause actual results to differ materially from the Company's current expectations include but are not limited to those factors set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the SEC and mailed with this proxy statement.

                                 OTHER BUSINESS

     The Board of Directors knows of no business other than the matters set forth herein which will be presented at the annual meeting. Inasmuch as matters not known at this time may come before the meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

                              STOCKHOLDER PROPOSALS

     The Company expects that the date of the 2004 annual meeting of stockholders will change by more than 30 days from this year's annual meeting. Stockholders who wish to submit proposals pursuant to Rule 14a-8 of the 1934 Act for inclusion in the Proxy Statement for the Company's 2004 annual meeting of stockholders must submit the same to the Secretary of the Company within a reasonable time before the Company begins to print and mail its proxy materials at the Company's principal executive office, 19 West 44th Street, Suite 507, New York, New York 10036. In order for a shareholder proposal at the 2004 annual meeting submitted outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c) of the 1934 Act, such proposal must be received by the Company within a reasonable time before the Company mails its proxy materials.

                             ADDITIONAL INFORMATION

     The Company is a reporting company and files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC public reference rooms in Washington, DC, New York, NY or Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. The Company's SEC filings are also available at the SEC's Web site at "http://www.sec.gov." In addition, you can read and copy the Company's SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, DC 20006.

                           ANNUAL REPORT ON FORM 10-K

     The Company is required to file an Annual Report on Form 10-K with the SEC. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC is available without charge by writing to Robert C. Lewis, Senior Vice President, General Counsel and Secretary, SkyTerra Communications, Inc., 19 West 44th Street, Suite 507, New York, New York 10036.

       IMPORTANT -- MAIL YOUR SIGNED PROXY CARD OR VOTING INSTRUCTION CARD

     Please complete, sign, date and mail the enclosed proxy card or voting instruction card in the enclosed self-addressed envelope.

                                     By Order of the Board of Directors,

                                     /s/ Robert C. Lewis
                                     ---------------------------------------
                                     Robert C. Lewis
                                     Senior Vice President, General Counsel
                                       and Secretary

November 4, 2003
New York, New York

                                                                     Appendix A

                             PROPOSED AMENDMENTS TO
                          CERTIFICATE OF INCORPORATION

     If Proposal 2 (Elimination of Classified Board) is approved by the stockholders, Article Ninth of the Certificate of Incorporation will be amended in its entirety to read as follows:

       "NINTH: At each annual meeting of stockholders of the Corporation, all directors shall be elected for a one-year term expiring at the next succeeding annual meeting of stockholders. Any director may be removed from office by a vote of the holders of a majority of the shares then issued and outstanding. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or the sole remaining director, and shall not be filled by the stockholders; any director so chosen shall hold office until the next annual meeting of stockholders, and until his or her successor shall be duly elected and shall qualify, unless sooner displaced."

     If Proposal 3 (Reduction in Authorized Shares) is approved by the each class of our outstanding stock, the existing first two paragraphs to the beginning of Article Fourth of the Certificate of Incorporation will be amended in their entirety to read as follows:

     "FOURTH: The aggregate number of shares which the corporation shall have the authority to issue shall be:

Seventy Seven Million Five Hundred Thousand (77,500,000) shares, consisting of Fifty Five Million (55,000,000) shares of Common Stock, with a par value of One Cent ($0.01) per share, Twenty Million (20,000,000) shares of Non-Voting Common Stock, with a par value of One Cent ($0.01) per share, and Two Million Five Hundred Thousand (2,500,000) shares of Preferred Stock, with a par value of One Cent ($0.01) per share. The Board of Directors, in its sole direction shall have full and complete authority, by resolutions, from time to time, to establish one or more series or classes and to issue shares of Preferred Stock, and to fix, determine and vary the voting rights, designations, preferences, restrictions, qualifications, privileges, limitations, options, conversion rights and other special rights of each series or class of Preferred Stock, including, but not limited to, dividend rates and manner of payment, preferential amounts payable upon voluntary or involuntary liquidation, voting rights, conversion rights, redemption prices, terms and conditions and sinking fund and stock purchase prices, terms and conditions."

                               COMMON STOCK PROXY

                          SKYTERRA COMMUNICATIONS, INC.
            19 WEST 44TH STREET, SUITE 507, NEW YORK, NEW YORK 10036
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING ON DECEMBER 4, 2003

The undersigned hereby appoints Jeffrey A. Leddy, Chief Executive Officer and President of SkyTerra Communications, Inc. and Robert C. Lewis, Senior Vice President, General Counsel and Secretary of SkyTerra Communications, Inc., and each of them, with full power of substitution, proxies to represent the undersigned at the annual meeting of stockholders of SkyTerra Communications, Inc. to be held at 10:00 a.m., local time, on December 4, 2003, in the Concorde Room, 3rd floor, at the Dylan Hotel, 52 East 41st Street, New York, New York 10017, and at any adjournment or postponement thereof and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SKYTERRA COMMUNICATIONS, INC. Unless otherwise specified in the boxes provided below, this Proxy will be a vote FOR the director nominee in Proposal 1 and FOR Proposals 2, 3 and 4, and in the discretion of the above named persons as to any other matter that may properly come before the annual meeting.

1.       The election of one Class 1 director Marc Rowan, to the Board of
         Directors.
         [  ]  FOR                  [  ]  AGAINST             [  ] WITHHOLD AUTHORITY

2. To amend the Certificate of Incorporation of the Company to eliminate the classified board structure.

         [  ]  FOR                  [  ]  AGAINST             [  ] ABSTAIN

3. To amend the Certificate of Incorporation of the Company to reduce the number of authorized shares of voting common stock, non-voting common stock and preferred stock.

         [  ]  FOR                  [  ]  AGAINST             [  ] ABSTAIN

4. To ratify the appointment of KPMG LLP as the independent auditors of the Company for the year ending December 31, 2003.

         [  ]  FOR                  [  ]  AGAINST             [  ] ABSTAIN

5. In the discretion of persons named above, to act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.


THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES "FOR" THE DIRECTOR NOMINEE ON PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 and 4 SET FORTH ON THE REVERSE SIDE HEREOF. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, IT IS THE INTENTION OF THE PERSONS NAMED ABOVE TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.


         ________________________
         Signature

         ________________________
         Signature


         Dated: __________________, 2003

In case of joint owners, each joint owner must sign. If signing for a corporation or partnership or an agent, attorney or fiduciary, indicate the capacity in which you are signing.

         PLEASE MARK, DATE AND SIGN YOUR NAME AS IT APPEARS ON THIS CARD
                       AND RETURN IN THE ENCLOSED ENVELOPE

                          NON-VOTING COMMON STOCK PROXY

                          SKYTERRA COMMUNICATIONS, INC.
            19 WEST 44TH STREET, SUITE 507, NEW YORK, NEW YORK 10036
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING ON DECEMBER 4, 2003

The undersigned hereby appoints Jeffrey A. Leddy, Chief Executive Officer and President of SkyTerra Communications, Inc. and Robert C. Lewis, Senior Vice President, General Counsel and Secretary of SkyTerra Communications, Inc., and each of them, with full power of substitution, proxies to represent the undersigned at the annual meeting of stockholders of SkyTerra Communications, Inc. to be held at 10:00 a.m., local time, on December 4, 2003, in the Concorde Room, 3rd floor, at the Dylan Hotel, 52 East 41st Street, New York, New York 10017, and at any adjournment or postponement thereof and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SKYTERRA COMMUNICATIONS, INC. Unless otherwise specified in the boxes provided below, this Proxy will be a vote FOR Proposal 2, and in the discretion of the above named persons as to any other matter that may properly come before the annual meeting.


2. To amend the Certificate of Incorporation of the Company to reduce the number of authorized shares of voting common stock, non-voting common stock and preferred stock.


         [  ]  FOR                  [  ]  AGAINST             [  ] ABSTAIN


THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES "FOR" PROPOSAL 2 SET FORTH ON THE REVERSE SIDE HEREOF. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, IT IS THE INTENTION OF THE PERSONS NAMED ABOVE TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.


         ________________________
         Signature

         ________________________
         Signature


         Dated: __________________, 2003

In case of joint owners, each joint owner must sign. If signing for a corporation or partnership or an agent, attorney or fiduciary, indicate the capacity in which you are signing.

         PLEASE MARK, DATE AND SIGN YOUR NAME AS IT APPEARS ON THIS CARD
                       AND RETURN IN THE ENCLOSED ENVELOPE

                              PREFERRED STOCK PROXY

                          SKYTERRA COMMUNICATIONS, INC.
            19 WEST 44TH STREET, SUITE 507, NEW YORK, NEW YORK 10036
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING ON DECEMBER 4, 2003

The undersigned hereby appoints Jeffrey A. Leddy, Chief Executive Officer and President of SkyTerra Communications, Inc. and Robert C. Lewis, Senior Vice President, General Counsel and Secretary of SkyTerra Communications, Inc., and each of them, with full power of substitution, proxies to represent the undersigned at the annual meeting of stockholders of SkyTerra Communications, Inc. to be held at 10:00 a.m., local time, on December 4, 2003, in the Concorde Room, 3rd floor, at the Dylan Hotel, 52 East 41st Street, New York, New York 10017, and at any adjournment or postponement thereof and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SKYTERRA COMMUNICATIONS, INC. Unless otherwise specified in the boxes provided below, this Proxy will be a vote FOR the director nominees in Proposal 1 and FOR Proposals 2, 3 and 4, and in the discretion of the above named persons as to any other matter that may properly come before the annual meeting.

1. The election of two Class 1 directors, Michael Gross and Marc Rowan to the Board of Directors.

         [  ]  FOR                  [  ]  AGAINST             [  ] WITHHOLD AUTHORITY

         FOR ALL NOMINEES EXCEPT AS NOTED BELOW:


         ----------------------------------------------------

2. To amend the Certificate of Incorporation of the Company to eliminate the classified board structure.

         [  ]  FOR                  [  ]  AGAINST             [  ] ABSTAIN

3. To amend the Certificate of Incorporation of the Company to reduce the number of authorized shares of voting common stock, non-voting common stock and preferred stock.


         [  ]  FOR                  [  ]  AGAINST             [  ] ABSTAIN

4. To ratify the appointment of KPMG LLP as the independent auditors of the Company for the year ending December 31, 2003.

         [  ]  FOR                  [  ]  AGAINST             [  ] ABSTAIN


5. In the discretion of persons named above, to act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES "FOR" THE DIRECTOR NOMINEE ON PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 and 4 SET FORTH ON THE REVERSE SIDE HEREOF. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, IT IS THE INTENTION OF THE PERSONS NAMED ABOVE TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.


         ________________________
         Signature

         ________________________
         Signature


         Dated: __________________, 2003

In case of joint owners, each joint owner must sign. If signing for a corporation or partnership or an agent, attorney or fiduciary, indicate the capacity in which you are signing.

         PLEASE MARK, DATE AND SIGN YOUR NAME AS IT APPEARS ON THIS CARD
                       AND RETURN IN THE ENCLOSED ENVELOPE